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                                                                    EXHIBIT 23.1


The Board of Directors
Kana Communications, Inc.

We consent to the incorporation by reference in the post-effective amendment No. 2 on Form S-3 to registration statement on Form S-1 (No. 333-40338) dated October 16, 2000 of Kana Communications, Inc. of our reports dated January 20, 2000, except as to Note 8, which is as of February 11, 2000, with respect to the consolidated balance sheets of Kana Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which reports appear in the December 31, 1999, Form 10-K/A of Kana Communications, Inc. and the Form S-1 (No. 333-42522) of Kana Communications, Inc. We also consent to the reference to our firm under the heading "Experts" in this registration statement on Form S-3.


                                                                    /s/ KPMG LLP
Mountain View, California
October 16, 2000